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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



     We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. contained in Pre-Effective Amendment No. 1 to Form S-1. We consent to the use of the aforementioned report in the Amendment and to the use of our name as it appears under the captions "Independent Public Accountants" and "Selected Consolidated Financial and Operating Data".



                                        /s/ GRANT THORNTON LLP
                                        GRANT THORNTON LLP



Oklahoma City, Oklahoma
February 18, 1998